FOR IMMEDIATE RELEASE:

                       SERVICE CORPORATION INTERNATIONAL
                ANNOUNCES FOURTH QUARTER 2008 FINANCIAL RESULTS
                        AND COMMENTS ON OUTLOOK FOR 2009

- Conference call on Thursday, February 26, 2009, at 9:00 a.m. Central Standard Time.

HOUSTON, Texas, February 25, 2009 . . . Service Corporation International (NYSE:
SCI), a leading provider of deathcare products and services, today reported results for the fourth quarter and fiscal year 2008 and provided its comments on its outlook for fiscal year 2009. Our consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)                                      Three Months Ended    Twelve Months Ended
                                                                                     December 31,          December 31,
                                                                                -------------------  ----------------------
                                                                                   2008      2007       2008         2007
                                                                                ---------  --------  ----------  ----------
Revenues......................................................................  $   517.0  $  572.9  $  2,155.6  $  2,285.3
Operating income..............................................................  $    60.9  $   89.9  $    292.7  $    346.2
Net income....................................................................  $     9.5  $  166.8  $     97.1  $    247.7
Diluted earnings per share....................................................  $     .04  $    .60  $      .37  $      .85
Earnings from continuing operations excluding special items(1)................  $    22.1  $   38.8  $    134.2  $    151.5
Diluted earnings per share from continuing operations excluding  special
  items(1)....................................................................  $     .09  $    .14  $      .52  $      .52
Diluted weighted average shares outstanding...................................      254.3     276.8       260.4       290.4
Net cash provided by operating activities.....................................  $   116.9  $   27.6  $    350.2  $    356.2
Net cash provided by operating activities excluding special items(1)..........  $    28.7  $   65.7  $    355.3  $    430.4

(1) Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the heading "Non-GAAP Financial Measures" or "Cash Flow and Capital Spending".

Highlights:

- Diluted earnings per share from continuing operations excluding special items of $0.09 in the fourth quarter 2008 was at the high end of the Company's recent guidance range of $0.07-$0.09, and declined $.05 from the prior year fourth quarter.

- Funeral operations performed well during the quarter, with comparable gross profit increasing $3.1 million or 4.3% despite lower funeral volumes and lower trust fund income recognized on matured preneed funeral trust contracts.

- Cemetery operations were more susceptible to economic and financial market conditions, with comparable gross profit decreasing $28.4 million or 59%, driven by lower preneed sales, lower trust fund income recognized and less cemetery property construction revenue.

- Net cash provided by operating activities excluding special items of $28.7 million during the quarter was at the high end of the Company's recent guidance range of $20 to $30 million, however decreased $37.0 million from the prior year quarter due primarily to the decline in operating income as well as a slowdown in preneed cash receipts.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the fourth quarter of 2008:

"The negative consumer sentiment which impacted preneed cemetery sales coupled with the extraordinary decline in the financial markets had a significant negative effect on our cemetery operating results. On the bright side, our funeral operations delivered solid operating results as we would have expected as they are less sensitive to economic conditions and the financial markets."

2009 OUTLOOK
------------

Commenting on the Company's 2009 outlook is Tom Ryan, the Company's President and Chief Executive Officer:

"It is clear 2009 will be a challenging year for both SCI and the entire global economy. Comparable funeral services performed in January and February of 2009 were significantly lower as compared to the prior year. Additionally, we continue to see a difficult economic environment for the consumer and uncertain financial markets which will reduce anticipated earnings in 2009 compared to
2008.   However, due  to the  stability of  our core  funeral business  and our intention to diligently manage our costs and capital spending in 2009 we believe we can still generate a healthy amount of free cash flow. With approximately $150 million in cash, no significant near term debt maturities, and the predictable nature of our funeral operations, we are confident we have the financial strength, resources and people to address the task of successfully operating in a contracting market and position our Company to benefit from the market's eventual recovery."

Our outlook for potential earnings and cash flow in 2009 is as follows:

(In millions, except for per share amounts)
Diluted earnings per share excluding special items(1) (2)...........................................  $.26 to $.36
Net cash provided by operating activities...........................................................  $220 to $300
Capital improvements at existing facilities and cemetery development expenditures...................   $80 to $90

(1) Diluted earnings per share excluding special items is a non-GAAP financial measure. We normally reconcile this non-GAAP financial measure to diluted earnings per share; however, diluted earnings per share calculated in accordance with GAAP is not currently accessible on a forward-looking basis. Our outlook for 2009 excludes the following because this information is not currently available: Gains or losses associated with asset dispositions; gains or losses associated with the early extinguishment of debt; potential tax adjustments to reserves, payments, credits or refunds; and potential costs associated with settlements of litigation or the recognition of
    receivables   for  insurance  recoveries  associated  with  litigation.  The
    foregoing  items,  especially  gains  or  losses   associated   with   asset
    dispositions, could materially impact our forward-looking diluted EPS calculated in accordance with GAAP, consistent with the historical disclosures found later in this press release under the heading "Non-GAAP financial measures".

(2) The guidance range for diluted earnings per share from continuing operations excluding special items in 2009 assumes an effective tax rate of 34%. This estimate assumes the Company achieves certain benefits from tax planning strategies expected to be completed in 2009. The estimate also assumes certain income levels earned within specific taxable jurisdictions. If these expected benefits are not achieved, the expected effective tax rate may be negatively impacted.

This outlook reflects management's current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment and other events. This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above. A further list and description of these risks, uncertainties and other matters can be found later in this press release under "Cautionary Statement on Forward-Looking Statements".

REVIEW OF RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED 2008
---------------------------------------------------------------

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per    Three Months Ended   Twelve Months Ended
funeral service)                                                              December 31,          December 31,
                                                                           ------------------   --------------------
                                                                              2008      2007       2008     2007
                                                                           --------   -------   ---------  ---------
Funeral
-------
Funeral atneed revenue..................................................   $  235.0   $ 244.0   $   967.5  $ 1,012.8
Funeral recognized preneed revenue......................................      108.2     115.1       446.7      455.3
Other revenues(1).......................................................       13.2      11.8        61.5       57.2
                                                                           --------   -------   ---------  ---------
   Total funeral revenues...............................................   $  356.4   $ 370.9   $ 1,475.7  $ 1,525.3

Gross profit............................................................   $   72.6   $  71.2   $   312.8  $   307.6
Gross margin percentage.................................................       20.4%     19.2%       21.2%      20.2%

Funeral services performed..............................................     67,683    70,773     278,165    299,801
Average revenue per funeral service.....................................   $  5,071   $ 5,074   $   5,084  $   4,897

Cemetery
--------
Cemetery atneed revenue.................................................   $   62.6   $  62.7   $   259.1  $   274.6
Cemetery recognized preneed revenue.....................................       84.6     113.7       339.7      380.9
Other revenue (2).......................................................       13.3      25.6        81.1      104.5
                                                                           --------   -------   ---------  ---------
   Total cemetery revenues..............................................   $  160.5   $ 202.0   $   679.9  $   760.0

Gross profit............................................................   $   19.1   $  48.9   $   105.9  $   159.3
Gross margin percentage.................................................       11.9%     24.2%       15.6%      21.0%

  (1) Included in   Other revenues for   funeral operations are   General Agency
      (GA) revenues. These are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  (2) Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, and interest and finance charges earned from customer receivables on preneed installments contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended December 31, 2008 and 2007. We consider comparable operations as those owned for the entire period beginning January 1, 2007 and ending December 31, 2008.

(In millions, except funeral services performed, average revenue per   Three months ended
funeral service and preneed funeral contracts sold)                       December 31,
                                                                       ------------------
                                                                          2008      2007     Change     Change %
                                                                       --------   --------   --------   --------
Comparable funeral revenue:
   Atneed revenue...................................................   $  229.6   $  237.4   $   (7.8)      (3.3%)
   Recognized preneed revenue.......................................      107.0      112.3       (5.3)      (4.7%)
   Other revenue(1).................................................       13.0       11.7        1.3       11.1%
                                                                       --------   --------   --------    --------
Total comparable funeral revenues...................................   $  349.6   $  361.4   $  (11.8)      (3.3%)

Comparable gross profit.............................................   $   75.5   $   72.4   $    3.1        4.3%
Comparable gross margin percentage..................................       21.6%      20.0%

Comparable funeral services performed:
   Preneed..........................................................     22,920     22,606        314        1.4%
   Atneed...........................................................     43,180     46,117     (2,937)      (6.4%)
                                                                       --------   --------   --------   --------
   Total............................................................     66,100     68,723     (2,623)      (3.8%)

Comparable average revenue per funeral service......................   $  5,092   $  5,088   $      4        0.1%

Comparable preneed funeral production:
   Sales............................................................   $   93.8   $   98.5   $   (4.7)      (4.8%)
   Total preneed funeral contracts sold.............................     16,292     18,297     (2,005)     (11.0%)
   Average revenue per contract sold................................   $  5,757   $  5,383   $    374        6.9%

   (1) Other revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  - Comparable funeral services performed decreased 3.8% from the fourth quarter of 2007. We believe this is primarily due to a lower number of deaths in our relevant markets as we experienced a less pronounced impact from influenza.
  - The average revenue per funeral service grew 0.1% over the prior year quarter, which was below the Company's expectations. An unfavorable currency impact from businesses in Canada reduced average revenue per funeral service by 250 basis points. This was substantially offset by reductions in Canadian expenses due to currency and had a negligible effect on gross margins. Additionally, declines in trust fund income recognized on matured preneed contracts decreased $4.8 million resulting in a 130 basis point decline in average revenue per funeral service. Excluding these items, our average revenue per funeral service increased 4.0% for the quarter.
  - Despite the decline in revenues, funeral gross profit increased $3.1 million, or 4.3%, due to declines in variable costs, employee-related costs, and general liability insurance expenses. The gross margin percentage increased to 21.6% compared to 20.0% in 2007.
  - Preneed funeral sales production decreased $4.7 million, or 4.8%. Total funeral contracts sold were reduced by 11% as discretionary purchases were impacted by the uncertain economic conditions; however, the average revenue per contract sold increased 6.9%. Preneed funeral sales are deferred and recognized in the future when the funeral service is performed.
  - The cremation rate increased 70 basis points to 42.1% in the fourth quarter of 2008 compared to 41.4% for the same period of 2007.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended December 31, 2008 and 2007. We consider comparable operations as those owned for the entire period beginning January 1, 2007 and ending December 31, 2008.

(In millions)                                               Three months ended
                                                               December 31,
                                                            ------------------
                                                              2008      2007       Change     Change %
                                                            ---------  -------    ---------  ----------
Comparable cemetery revenue:
  Atneed revenue..........................................  $    62.1  $  59.4    $     2.7        4.5%
  Recognized preneed revenue..............................       83.4    111.0        (27.6)     (24.9%)
  Other revenue(1)........................................       13.2     24.6        (11.4)     (46.3%)
                                                            ---------  -------    ---------  ----------
Total comparable cemetery revenues........................  $   158.7  $ 195.0    $   (36.3)     (18.6%)

Comparable gross profit...................................  $    19.7  $  48.1        (28.4)     (59.0%)
Comparable gross margin percentage........................       12.4%    24.7%

Comparable preneed and atneed cemetery production:
  Preneed and Atneed Sales................................  $   130.1  $ 159.0    $   (28.9)     (18.2%)
  Recognition rate (2)....................................      111.8%   107.2%

  (1) Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installment contracts.

  (2) Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

- Comparable atneed cemetery revenues grew $2.7 million or 4.5% during the fourth quarter of 2008 primarily driven by higher merchandise and service revenues, even as we experienced a 230 basis point decline in interments.
- Comparable preneed cemetery revenues decreased $27.6 million, or 24.9%, primarily due to a $24 million, or 32.3%, decline in preneed property sales. Approximately $10 million of the decline was related to two large sales in the fourth quarter of 2007. Excluding these large sales, total property sales production decreased 21.7% for the quarter. Additionally, we experienced a $5.2 million decline in new cemetery property construction revenue.
- Other revenue decreased  by $11.4  million as  trust income was   dramatically
  reduced from the prior year due to negative market returns in the fourth quarter of 2008.
- Cemetery gross profit decreased $28.4 million, or 59.0%, and the gross margin percentage decreased to 12.4% compared to 24.7% due to the revenue declines described above which were partially offset by lower variable costs.
- Cemetery preneed and atneed sales production decreased $28.9 million, or 18.2% due to the challenging consumer environment created by the current economic uncertainty. A portion of total cemetery sales production is recognized in current period revenues and is therefore reflected in the revenue decrease described above, while the remaining portion is deferred and reduces revenues to be recognized in the future.

Other Financial Results

- General and administrative expenses decreased $13.7 million compared to the fourth quarter of 2007. This decrease was primarily due to $9.5 million of one-time transition and other expenses incurred in 2007 in relation to our Alderwoods acquisition as well as $6.1 million of costs incurred in 2007 to terminate our pension plan.

Cash Flow and Capital Spending

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

 (In millions)                                                                  Three Months Ended     Twelve Months Ended
                                                                                   December 31,            December 31,
                                                                                ------------------    ---------------------
                                                                                  2008        2007      2008         2007
                                                                                ---------  ---------  ---------   ----------
 Net cash provided by operating activities, as reported.......................  $  116.9   $   27.6   $  350.2    $   356.2
 Redemption of French securities..............................................         -      (17.0)         -        (17.0)
 Premiums paid on early extinguishment of debt................................         -        0.3          -         11.7
 Net tax refund...............................................................     (91.2)         -       (1.2)           -
 Pension termination contribution.............................................       3.0       40.9        3.0         40.9
 One-time Alderwoods transition and other costs...............................         -       13.9        3.3         38.6
                                                                                ---------  ---------  ---------   ----------
 Net cash provided by operating activities, excluding special items...........  $   28.7   $   65.7   $  355.3    $   430.4
                                                                                =========  =========  =========   ==========

Net cash provided by operating activities, excluding special items, was $28.7 million for the fourth quarter of 2008. The decrease of $37.0 million from the prior year quarter was due primarily to the decline in operating income as well as a slowdown in preneed cash receipts.

Net cash provided by operating activities, excluding special items, decreased approximately $75 million in 2008 compared to 2007. This decrease reflects the sale of Mayflower Insurance Co., which contributed $17.3 million of operating cash flows from discontinued operations in 2007 and $8.6 million in insurance proceeds related to Hurricane Katrina in 2007 that did not recur in 2008. The remaining decrease was driven by a decline in our operating income primarily related to lower preneed cemetery sales and lower trust fund income.

A summary of our capital expenditures is set forth below:

  (In millions)                                                               Three Months Ended      Twelve Months Ended
                                                                                 December 31,             December 31,
                                                                              ------------------      --------------------
                                                                               2008        2007        2008         2007
                                                                              ------      ------      -------      -------
  Capital improvements at existing locations..............................      19.5        20.4         78.5         79.7
  Development of cemetery property........................................      18.0        13.5         55.2         55.0
  Construction of new funeral home facilities and other growth capital....       8.3         9.5         20.4         22.3
                                                                              ------      ------      -------      -------
  Total capital expenditures..............................................    $ 45.8      $ 43.4      $ 154.1      $ 157.0
                                                                              ======      ======      =======      =======

TRUST FUND PERFORMANCE
----------------------

A summary of our U.S. trust fund performance for the three and twelve months ended December 31, 2008 is set forth below:

                                                  Three     Twelve
                                                  Months    Months
                                                ---------  --------
  Preneed Funeral...........................    (13.2)%    (23.5)%
  Preneed Cemetery..........................    (15.7)%    (26.9)%
  Cemetery Perpetual Care...................     (8.0)%    (15.4)%
    Combined Trust Funds....................    (12.6)%    (22.4)%

NON-GAAP FINANCIAL MEASURES
---------------------------

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash from operating activities excluding special items shown above are all non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income, expense, and cash items not affecting continuing operations. We also believe this measure helps facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

                                                    Three Months Ended                             Twelve Months Ended
                                          -----------------------------------------    --------------------------------------------
(In millions, except diluted EPS)         December 31, 2008      December 31, 2007       December 31, 2008      December 31, 2007
                                          -----------------    --------------------    --------------------    --------------------
                                            Net      Diluted      Net      Diluted        Net      Diluted        Net      Diluted
                                          Income       EPS       Income       EPS        Income      EPS        Income       EPS
                                          -----------------    --------------------    --------------------    --------------------
Net income reported.......................$  9.5    $   .04    $  166.8     $   .60    $    97.1   $    .37    $   247.7   $   .85

After-tax reconciling items:
  Losses (gains) on dispositions and
    impairment charges, net...............  12.6        .05       (19.4)       (.07)       36.0         .15         (6.0)     (.02)
  Loss on early extinguishment of debt....     -          -         0.3           -           -           -          8.7       .03
  Alderwoods transition and other costs...     -          -         4.9         .02         0.7           -         16.4       .06
  Pension termination costs...............     -          -         3.5         .01           -           -          6.5       .02
  Income from French equity investment....     -          -      (117.3)       (.42)          -           -       (117.4)     (.40)
  Discontinued operations.................     -          -           -           -         0.4           -         (4.4)     (.02)
                                          -----------------    --------------------    --------------------    --------------------
Earnings from continuing operations
  excluding special items.................$ 22.1    $   .09    $   38.8     $   .14    $  134.2    $    .52    $   151.5   $   .52
                                          =================    ====================    ====================    ====================

Diluted weighted average shares
  outstanding (in thousands)..............          254,266                 276,798                 260,446                290,444

Conference Call and Webcast
---------------------------

We will  host a  conference call  on Thursday,  February 26,  2009, at 9:00 a.m.
Central  Standard Time.   A question  and answer  session will  follow a  brief
presentation made by management. The conference call dial-in number is (617) 597-4027 with the passcode of 51975612. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through
----------------
March 5, 2009 and can be accessed at (617) 801-6888 with the confirmation code of 35651582. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements
--------------------------------------------------

The statements in this press release that are not historical facts are forward -looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

- Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.
-   Changes  in  operating  conditions  such  as  supply  disruptions  and labor disputes.
- Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel  oil),  costs  of  other  materials,  employee-related  costs  or other factors.
- Inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.
- The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.
- Allegations regarding compliance with laws, regulations, industry standards, and customs regarding burial procedures and practices.
- The amounts payable by us with respect to our outstanding legal matters exceed our established reserves.
- Amounts that we may be required to replenish into our affiliated funeral and cemetery trust funds in order to meet minimal funding requirements.
- The outcome of pending Internal Revenue Service audits. We maintain accruals for tax liabilities which relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be reversed through the tax provision at the time of resolution.
- Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.
-   Changes  in   domestic   and   international   political   and/or regulatory
    environments in which we operate, including potential changes in tax, accounting, and trusting policies.
- Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
- Our ability to successfully access surety and insurance markets at a reasonable cost.
- Our ability to successfully leverage our substantial purchasing power with certain of our vendors.

- The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.
- The possibility that our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.
- Our ability to buy our common stock under our share repurchase programs which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.
- The financial conditions of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
- Continued economic crisis and financial and stock market declines could reduce future potential earnings and cash flows and could result in future goodwill impairments.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2008 Annual Report on Form 10-K, which we anticipate filing by February 27, 2008. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International
---------------------------------------

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2008, we owned and operated more than 1,300 funeral homes and 350 cemeteries (of which over 200 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through our businesses, we market the Dignity Memorial(R) brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial(R), please visit www.dignitymemorial.com .

For additional information contact:

Investors:  Debbie Young - Director
                           / Investor Relations                   (713) 525-9088

Media:      Lisa Marshall - Managing Director
                            / Corporate Communications            (713) 525-3066

                          SERVICE CORPORATION INTERNATIONAL
                        CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share amounts)

                                                                           Three Months Ended          Twelve Months Ended
                                                                               December 31,                December 31,
                                                                       -------------------------   -----------------------------
                                                                           2008         2007           2008           2007
                                                                       -----------  ------------   -------------   -------------
Revenues............................................................   $   516,950   $   572,922   $   2,155,622   $   2,285,303
Costs and expenses..................................................      (425,205)     (452,812)     (1,736,851)     (1,818,456)
                                                                       -----------   -----------   -------------   -------------
Gross profit........................................................        91,745       120,110         418,771         466,847
                                                                       -----------   -----------   -------------   -------------

General and administrative expenses.................................       (24,607)      (38,297)        (87,447)       (135,753)
Losses (gains) on dispositions and impairment charges, net..........        (7,401)        9,971         (36,124)         16,920
Other operating income (expense)....................................         1,200        (1,848)         (2,528)         (1,848)
                                                                       -----------   -----------   -------------   -------------
Operating income....................................................        60,937        89,936         292,672         346,166

Interest expense....................................................       (33,672)      (35,002)       (134,274)       (146,854)
Interest income.....................................................         1,024         3,401           5,393          11,725
Loss on early extinguishment of debt................................             -          (507)              -         (14,986)
Equity in earnings of unconsolidated subsidiaries...................             -        27,877               -          36,607
Income from French equity investment................................             -       158,133               -         158,133
Other income (expense), net.........................................           432           178            (629)         (3,804)
                                                                       -----------   -----------   -------------   -------------
                                                                           (32,216)      154,080        (129,510)         40,821
                                                                       -----------   -----------   -------------   -------------
Income from continuing operations before income taxes...............        28,721       244,016         163,162         386,987
Provision for income taxes..........................................       (19,193)      (77,170)        (65,717)       (143,670)
                                                                       -----------   -----------   -------------   -------------
Income from continuing operations...................................         9,528       166,846          97,445         243,317
(Loss) income from discontinued operations (net of income
  Tax benefit (provision) of $0, $635, $195, and
  $(4,818), respectively)...........................................             -           (47)           (362)          4,412
                                                                       -----------   -----------   -------------   -------------
    Net income......................................................   $     9,528   $   166,799   $      97,083   $     247,729
                                                                       ===========   ===========   =============   =============
Basic earnings per share:
  Income from continuing operations.................................   $       .04   $       .61   $         .38   $         .85
  Income from discontinued operations, net of tax...................             -             -               -             .02
                                                                       -----------   -----------   -------------   -------------
    Net income......................................................   $       .04   $       .61   $         .38   $         .87
                                                                       ===========   ===========   =============   =============
Diluted earnings per share:
  Income from continuing operations.................................   $       .04   $       .60   $         .37   $         .83
  Income from discontinued operations, net of tax...................             -             -               -             .02
                                                                       -----------   -----------   -------------   -------------
    Net income......................................................   $       .04   $       .60   $         .37   $         .85
                                                                       ===========   ===========   =============   =============
Basic weighted average number of shares.............................       253,332       271,698         257,477         284,966
                                                                       ===========   ===========   =============   =============
Diluted weighted average number of shares...........................       254,266       276,798         260,446         290,444
                                                                       ===========   ===========   =============   =============
Dividends declared per share........................................   $       .04   $       .04   $         .16   $         .13
                                                                       ===========   ===========   =============   =============

                       SERVICE CORPORATION INTERNATIONAL
                           CONSOLIDATED BALANCE SHEET
                      (In thousands, except share amounts)

                                                                                   December 31,    December 31,
                                                                                      2008            2007
---------------------------------------------------------------------------------------------------------------
Assets
Current assets:
    Cash and cash equivalents...................................................  $     128,397   $     168,594
    Receivables, net............................................................         96,145         113,793
    Deferred tax asset..........................................................         79,571          73,182
    Inventories.................................................................         31,603          36,203
    Current assets held for sale................................................          1,279           2,294
    Other.......................................................................         18,515          27,261
                                                                                  -------------   -------------
      Total current assets......................................................        355,510         421,327
                                                                                  -------------   -------------
Preneed funeral receivables and trust investments...............................      1,191,692       1,434,403
Preneed cemetery receivables and trust investments..............................      1,062,952       1,428,057
Cemetery property, at cost......................................................      1,458,981       1,451,666
Property and equipment, at cost, net............................................      1,567,875       1,569,534
Non-current assets held for sale................................................         97,512         122,626
Goodwill........................................................................      1,178,969       1,198,153
Deferred charges and other assets...............................................        452,634         400,734
Cemetery perpetual care trust investments.......................................        744,758         905,744
                                                                                  -------------   -------------
                                                                                  $   8,110,883   $   8,932,244
                                                                                  =============   =============
Liabilities & Stockholders' Equity
Current liabilities:
    Accounts payable and accrued liabilities....................................  $     294,859   $     343,392
    Current maturities of long-term debt........................................         27,104          36,594
    Current liabilities held for sale...........................................            465             149
    Income taxes................................................................          4,354          46,305
                                                                                  -------------   -------------
      Total current liabilities.................................................        326,782         426,440
                                                                                  -------------   -------------
Long-term debt..................................................................      1,821,404       1,820,106
Deferred preneed funeral revenues...............................................        588,198         526,668
Deferred preneed cemetery revenues..............................................        771,117         753,876
Deferred income taxes...........................................................        288,677         140,623
Non-current liabilities held for sale...........................................         75,537          91,928
Other liabilities...............................................................        356,090         383,642
Deferred preneed funeral and cemetery receipts held in trusts...................      1,817,665       2,390,288
Care trusts' corpus.............................................................        772,234         906,590

Stockholders' equity:
    Common stock, $1 per share par value, 500,000,000 shares authorized,
      249,472,075 and 262,858,169, issued and outstanding
      (net of 481,000 and 1,961,300 treasury shares, at par, respectively)......        249,472         262,858
    Capital in excess of par value..............................................      1,733,814       1,874,600
    Accumulated deficit.........................................................       (726,756)       (797,965)
    Accumulated other comprehensive income......................................         36,649         152,590
                                                                                  -------------   -------------
      Total stockholders' equity................................................      1,293,179       1,492,083
                                                                                  -------------   -------------
                                                                                  $   8,110,883   $   8,932,244
                                                                                  =============   =============

                       SERVICE CORPORATION INTERNATIONAL
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                                                                   Year Ended December 31,
                                                                                                   -----------------------
                                                                                                      2008         2007
                                                                                                   ---------    ----------
Cash flows from operating activities:
  Net income.............................................................................          $  97,083    $  247,729
  Adjustments to reconcile net income to net cash provided by operating activities:
    Loss (income) from discontinued operations, net of tax...............................                362        (4,412)
    Equity in earnings of unconsolidated subsidiaries, net of cash received..............                  -       (19,566)
    Loss on early extinguishment of debt.................................................                  -        14,986
    Premiums paid on early extinguishment of debt........................................                  -       (11,650)
    Depreciation and amortization........................................................            114,157       115,682
    Amortization of intangible assets....................................................             23,636        27,550
    Amortization of cemetery property....................................................             32,690        35,824
    Amortization of loan costs...........................................................              3,573         6,261
    Provision for doubtful accounts......................................................              9,243        10,754
    Provision for deferred income taxes..................................................            109,118        34,652
    Losses (gains) on divestitures and impairment charges, net...........................             36,124       (16,920)
    Gains on redemption of securities....................................................                  -      (158,133)
    Share-based compensation.............................................................              9,970         8,787
    Excess tax benefits from share based awards..........................................                  -       (10,469)
  Change in assets and liabilities, net of effects from acquisitions and dispositions:
    Increase in receivables..............................................................               (409)      (24,650)
    Decrease (increase) in other assets..................................................             26,100        (4,374)
    (Decrease) increase in payables and other liabilities................................           (143,956)       51,407
Net effect of preneed funeral production and maturities:
    Decrease in preneed funeral receivables and trust investments........................              7,271       102,080
    Increase in deferred preneed funeral revenue.........................................             23,785        17,746
    Decrease in deferred preneed funeral receipts held in trust..........................            (23,334)      (95,581)
Net effect of cemetery production and deliveries:
    Decrease in preneed cemetery receivables and trust investments.......................             36,333        83,689
    Increase in deferred preneed cemetery revenue........................................             11,408         5,142
    Decrease in deferred preneed cemetery receipts held in trust.........................            (22,388)      (77,640)
  Other..................................................................................               (585)            9
                                                                                                   ---------    ----------
Net cash provided by operating activities from continuing operations.....................            350,181       338,903
Net cash provided by operating activities from discontinued operations...................                  -        17,279
                                                                                                   ---------    ----------
Net cash provided by operating activities................................................            350,181       356,182
Cash flows from investing activities:
  Capital expenditures...................................................................           (154,101)     (157,011)
  Acquisitions, net of cash acquired.....................................................             (8,828)       (8,355)
  Proceeds from divestitures and sales of property and equipment.........................             27,226       410,689
  Proceeds from redemption of securities.................................................              5,317       158,691
  Net deposits of restricted funds and other.............................................            (21,741)      (17,347)
                                                                                                   ---------    ----------
Net cash (used in) provided by investing activities from continuing operations...........           (152,127)      386,667
Net cash provided by (used in) investing activities from discontinued operations.........                858        (8,546)
                                                                                                   ---------    ----------
Net cash (used in) provided by investing activities......................................           (151,269)      378,121
Cash flows from financing activities:
  Payments of debt.......................................................................           (112,302)      (29,234)
  Principal payments on capital leases...................................................            (25,851)      (27,057)
  Proceeds from issuance of long-term debt...............................................             82,133       398,996
  Debt issuance costs....................................................................                  -        (6,443)
  Early extinguishment of debt...........................................................                  -      (472,545)
  Proceeds from exercise of stock options................................................             14,812        52,938
  Excess tax benefits from share-based awards............................................                  -        10,469
  Purchase of Company common stock.......................................................           (142,155)     (505,121)
  Payments of dividends..................................................................            (41,501)      (34,629)
  Bank overdrafts and other..............................................................             (5,646)        7,209
                                                                                                   ---------    ----------
Net cash used in financing activities from continuing operations.........................           (230,510)     (605,417)
Net cash used in financing activities from discontinued operations.......................                  -        (2,113)
                                                                                                   ---------    ----------
Net cash used in financing activities from continuing operations.........................           (230,510)     (607,530)
Effect of foreign currency...............................................................             (8,599)        1,941
                                                                                                   ---------    ----------
Net (decrease) increase in cash and cash equivalents.....................................            (40,197)      128,714
Cash and cash equivalents at beginning of period.........................................            168,594        39,880
                                                                                                   ---------    ----------
Cash and cash equivalents at end of period...............................................          $ 128,397    $  168,594
                                                                                                   =========    ==========